Exhibit 10.1

Execution Version

$500,000,000

ALTA MESA HOLDINGS, LP,

AND

ALTA MESA FINANCE SERVICES CORP.

7.875% SENIOR NOTES DUE 2024

PURCHASE AGREEMENT

December 2, 2016

December 2, 2016

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Alta Mesa Holdings, LP, a Texas limited partnership (the “Partnership”), and Alta Mesa Finance Services Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers”), propose to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom Wells Fargo Securities, LLC is acting as Representative (in such capacity, the “Representative”), $500,000,000 aggregate principal amount of their 7.875% Senior Notes due 2024 (the “Notes”), which will be unconditionally guaranteed on a senior unsecured basis, as to principal, premium, if any, and interest (the “Guarantees”) by the subsidiaries of the Partnership named in Schedule II hereto (each individually, a “Guarantor” and collectively, the “Guarantors”). The Notes will be issued pursuant to an Indenture (the “Indenture”) to be dated as of the Closing Date (as defined in Section 2) among the Issuers, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket letter of representations from the Issuers and riders thereto.

The Notes (and the related Guarantees) will be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The Initial Purchasers have advised the Issuers that they will offer and sell the Notes purchased by them hereunder in accordance with Section 3 hereof as soon as the Representative deems advisable.

This Agreement, the Registration Rights Agreement, to be dated the Closing Date, between the Initial Purchasers, the Issuers and the Guarantors (the “Registration Rights Agreement”) and the Indenture are hereinafter collectively referred to as the “Transaction Documents” and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions.”

In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum, dated November 30, 2016 (the “Preliminary Memorandum”), the Offering Memorandum (as defined below) and a Final Memorandum (as defined below), dated the date hereof. The Final Memorandum, the Preliminary Memorandum and the Offering Memorandum are referred to herein as a “Memorandum.” Each Memorandum sets forth certain information concerning the Issuers, the Notes, the Transaction Documents and the Transactions. The Issuers hereby confirm that they have authorized the use of the Preliminary Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and resale of the Notes by the Initial Purchasers.

Prior to the first time when the sales of the Notes were first made (the “Time of Sale”), the Issuers have prepared and delivered to the Initial Purchasers a pricing term sheet (the “Pricing Supplement”) dated December 2, 2016, in the form attached as Schedule III hereto. The Pricing Supplement together with the Preliminary Memorandum is referred to herein as the “Offering Memorandum.”

Promptly after the Time of Sale and in any event no later than the second Business Day following the Time of Sale, the Issuers will prepare and deliver to each Initial Purchaser a Final Offering Memorandum (the “Final Memorandum”), which will consist of the Preliminary Offering Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Final Memorandum is delivered to each Initial Purchaser, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Offering Memorandum and the Final Memorandum.

Alta Mesa Holdings GP, LLC, a Texas limited liability company (the “General Partner”), is the sole general partner of the Partnership. The Partnership is the sole stockholder of Finance Corp. Alta Mesa GP, LLC, a Texas limited liability company and a wholly owned subsidiary of the Partnership (“Operating GP”), is the sole general partner of Aransas Resources, L.P., a Texas limited partnership (“Aransas Resources”), Buckeye Production Company, LP, a Texas limited partnership (“Buckeye”), Galveston Bay Resources, LP, a Texas limited partnership (“Galveston Bay Resources”), Louisiana Exploration & Acquisitions, LP, a Texas limited partnership (“Louisiana Acquisitions”), Navasota Resources, Ltd., LLP, a Texas limited liability partnership (“Navasota”), Nueces Resources, LP, a Texas limited partnership (“Nueces Resources”), Oklahoma Energy Acquisitions, LP, a Texas limited partnership (“Oklahoma Acquisitions”), Orion Operating Company, LP, a Texas limited partnership (“Orion Operating”), Petro Acquisitions, LP, a Texas limited partnership (“Petro Acquisitions”), Petro Operating Company, LP, a Texas limited partnership (“Petro Operating”), Texas Energy Acquisitions, LP, a Texas limited partnership (“Texas Acquisitions”), and Alta Mesa Services, LP, a Texas limited partnership (“Services LP,” and together with Aransas Resources, Buckeye, Galveston Bay Resources, Louisiana Acquisitions, Navasota, Nueces Resources, Oklahoma Acquisitions, Orion Operating, Petro Acquisitions, Petro Operating and Texas Acquisitions, collectively, the “Operating Partnerships”), and the Partnership is the sole limited partner of the Operating Partnerships (other than Orion Operating, in which the Partnership owns a 90% limited partner interest).

The Partnership owns, among other things, 100% of the limited liability company interests in Alta Mesa Acquisition Sub, LLC, a Texas limited liability company (“Alta Mesa Acquisition”), Virginia Oil and Gas, LLC, a Delaware limited liability company (“Virginia”), Alta Mesa Drilling, LLC, a Texas limited liability company (“Alta Mesa Drilling”), Alabama Energy Resources LLC, a Texas limited liability company (“Alabama Energy”), Alta Mesa Energy LLC, a Texas limited liability company (“Alta Mesa Energy”), AM Michigan LLC, a Texas limited liability company (“AM Michigan”), AMH Energy New Mexico, LLC, a Texas limited liability company (“AMH New Mexico”), TEA Energy Services, LLC, a Texas limited liability company (“TEA Services”), and AM Idaho LLC, a Texas limited liability company (“AM Idaho”). Alta Mesa Acquisition owns 100% of the limited liability company interests in Cairn Energy USA, LLC, a Delaware limited liability company (“Cairn”), The Meridian

Resource, LLC, a Delaware limited liability company (“Meridian Resource”), The Meridian Production, LLC, a Texas limited liability company (“Meridian Production”), Sundance Acquisition, LLC, a Texas limited liability company (“Sundance”), TE TMR, LLC, a Texas limited liability company (“TE TMR”), TMR Drilling, LLC, a Texas limited liability company (“TMR Drilling”), TMR Equipment, LLC, a Texas limited liability company (“TMR Equipment”), New Exploration Technologies Company, L.L.C., a Texas limited liability company (“New Exploration”), The Meridian Resource & Exploration LLC, a Delaware limited liability company (“Meridian Resource & Exploration”), and Louisiana Onshore Properties LLC, a Delaware limited liability company (“Louisiana Onshore”, and together with Cairn, Meridian Resource, Meridian Production, Sundance, TE TMR, TMR Drilling, TMR Equipment, New Exploration and Meridian Resource & Exploration, the “Acquisition Subsidiaries”).

Cairn owns 100% of the outstanding limited liability company interests in FBB Anadarko, LLC, a Delaware limited liability company (“FBBA”).

Louisiana Acquisitions owns 100% of the outstanding limited liability company interests in Louisiana Exploration & Acquisition Partnership, LLC, a Delaware limited liability company (“LEAP”).

Aransas Resources owns 100% of the outstanding limited liability company interests in ARI Development, LLC, a Delaware limited liability company (“ARI Development”), 50% of the outstanding limited liability company interests in Brayton Management GP, LLC, a Texas limited liability company (“Brayton Management”), and 100% of the outstanding limited liability company interests in Brayton Management GP II, LLC, a Texas limited liability company (“Brayton Management II”).

Less than 100% of the interests in the following entities are owned directly by the Partnership or through its wholly-owned subsidiaries: Brayton Management, Brayton Resources, L.P., a Texas limited partnership (“Brayton Resources”), Brayton Resources II, L.P., a Texas limited partnership (“Brayton Resources II”), Orion Operating and LEADS Resources, LLC, a Texas limited liability company (“LEADS”).

For the purposes of this Agreement, (i) the term “Alta Mesa Subsidiaries” shall mean the Operating GP, the Operating Partnerships, Alta Mesa Drilling, Virginia, Alta Mesa Acquisition, Alabama Energy, Alta Mesa Energy, AM Idaho, AM Michigan, AMH New Mexico, TEA Services, the Acquisition Subsidiaries, FBBA, LEADS, ARI Development, Brayton Management, Brayton Management II, Brayton Resources, Brayton Resources II and LEAP, (ii) the term “Alta Mesa Entities” shall mean the General Partner, the Partnership, Finance Corp. and the Alta Mesa Subsidiaries and (iii) the term “Permitted Liens” shall mean liens, encumbrances and/or security interests granted by the Partnership or its affiliates to Wells Fargo Bank, N.A., as Administrative Agent for certain secured parties (collectively, the “Alta Mesa Lenders”), named in the Partnership’s Seventh Amended and Restated Credit Agreement dated as of November 10, 2016 (as further amended, the “Alta Mesa Credit Agreement”).

1. Representations and Warranties of the Issuers and the Guarantors. The Issuers and the Guarantors jointly and severally represent and warrant to, and agree with, each of the Initial Purchasers that:

(a) The Preliminary Memorandum as of its date did not contain; the Offering Memorandum at the Time of Sale and at the Closing Date; and the Final Memorandum, and any amendment or supplement thereto does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from any Memorandum made in reliance upon and in conformity with information furnished in writing to the Issuers by the Initial Purchasers through the Representative expressly for use therein, as specified in Section 11. The documents incorporated by reference in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Preliminary Memorandum, the Offering Memorandum or the Final Memorandum, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Partnership (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Partnership or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Memorandum, (ii) the Final Memorandum, (iii) the Pricing Supplement, which constitutes part of the Offering Memorandum, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Offering Memorandum, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Partnership in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Texas Business Organizations Code (the “TBOC”), with full partnership power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in any Memorandum (and any amendment or supplement thereto), in each case in all material respects. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date or the nature or location of the properties to be owned or leased by it at the Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect on (i) the condition (financial or otherwise), business, properties, net worth or results of operations of the Issuers and each Guarantor, considered as one enterprise, or (ii) the ability of the Issuers and each Guarantor to perform their obligations under the Notes, the Guarantees or the Transaction Documents.

(d) Finance Corp. has been duly incorporated and is validly existing in good standing as a corporation under the Delaware General Corporation Law (the “DGCL”), with full corporate power and authority to conduct its business as presently conducted and as described in any Memorandum (and any amendment or supplement thereto) in each case in all material respects. Finance Corp. is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(e) The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the TBOC and with respect to the General Partner, to act as general partner of the Partnership in each case in all material respects. The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date or the nature or location of the properties owned or leased by it at the Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(f) The Alta Mesa Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or lease and operate their respective properties and to conduct their businesses as presently conducted and as described in any Memorandum (and any amendment or supplement thereto) in each case in all material respects. Each Alta Mesa Subsidiary is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date or the nature or location of the properties owned or leased by it at the Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(g) The General Partner is the sole general partner of the Partnership with a 0.1% general partner interest in the Partnership; such general partner interest has been validly issued in accordance with the Fourth Amended and Restated Limited Partnership Agreement of Alta Mesa Holdings, LP, dated August 31, 2016 (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims, except applicable securities laws and any restrictions set forth in the Partnership Agreement.

(h) All of the issued shares of capital stock, partnership interests, limited liability company interests or other ownership interest of each Alta Mesa Subsidiary has been duly and validly authorized and issued, are fully paid (to the extent required under the applicable certificate of incorporation, limited partnership agreement or limited liability company agreement of each Alta Mesa Subsidiary) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act or Sections 101.206 and 153.210 of the TBOC, as applicable), and are owned 100% directly or through wholly-owned subsidiaries by the Partnership (excluding Orion Operating, LEADS, Brayton Management, Brayton Resources and Brayton Resources II), free and clear of all liens, encumbrances, equities or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the applicable certificate of incorporation, limited partnership agreement or limited liability company agreement except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonable be expected to have a Material Adverse Effect. Other than its ownership interests in the Alta Mesa Subsidiaries, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, except Orion Drilling Company, LP and ARM Energy Management, LLC.

(i) The Issuers have all limited partnership or corporate right, power and authority, as the case may be, and authority necessary to enter into and perform their obligations under the Transaction Documents, the Notes and the Exchange Notes (as defined in the Registration Rights Agreement), and to carry out all the terms and provisions hereof and thereof to be carried out by them.

(j) Each Guarantor has full right, power and authority to enter into the Transaction Documents, as applicable, and to carry out all the terms and provisions hereof and thereof to be carried out by each Guarantor, as applicable.

(k) No Guarantor is prohibited, directly or indirectly, from paying any dividends to an Issuer, from making any other distribution on such subsidiary’s capital stock, from repaying to an Issuer any loans or advances to such subsidiary from an Issuer or from transferring any of such subsidiary’s property or assets to an Issuer or any other subsidiary of an Issuer in accordance with its organizational documents, except as provided by applicable laws or regulations, by the Indenture or as disclosed in the Offering Memorandum.

(l) Except for rights described in the Offering Memorandum, or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests in the Issuers or Guarantors, in each case pursuant to the organizational documents or any agreement or other instrument to which any Issuer or Guarantor is a party or by which any of them may be bound. Except as described in the Offering Memorandum, there are not outstanding options or warrants to purchase any partnership or limited liability company interests in any Issuer or Guarantor.

(m) This Agreement has been duly authorized, executed and delivered by the Issuers and each Guarantor.

(n) The Indenture has been duly authorized by the Issuers and each Guarantor and, on the Closing Date, when duly executed and delivered by the Issuers and each Guarantor and assuming the due authorization, execution and delivery by the Trustee, will constitute the legal, valid and binding obligation of the Issuers and each Guarantor, enforceable against the Issuers and each Guarantor in accordance with its terms; provided that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing; and the Indenture conforms in all material respects to the description thereof in the Offering Memorandum.

(o) The Registration Rights Agreement has been duly authorized by the Issuers and each Guarantor and, on the Closing Date, when duly executed and delivered by the Issuers and each Guarantor and assuming the due authorization, execution and delivery by the Initial Purchasers, will constitute the legal, valid and binding obligation of the Issuers and each Guarantor, enforceable against the Issuers and each Guarantor in accordance with its terms; provided that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing; and the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

(p) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to the rules and regulations of the Securities and Exchange Commission (the “Commission”) applicable to an indenture that is qualified thereunder.

(q) The Notes have been duly authorized by the Issuers and when duly executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchasers as provided in this Agreement, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; provided that the enforceability hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing; the Guarantees have been duly authorized by the Guarantors and, on the Closing Date, when the Indenture is duly executed and delivered by the Guarantors in accordance with its terms and upon the due execution, authentication and delivery of the related Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and legally binding obligations of each of the Guarantors and enforceable against the Guarantors in accordance with their terms, and will be entitled to the benefits of the Indenture; provided that the enforceability hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing; the Exchange Notes have been duly authorized by the Issuers and, when executed and authenticated in the manner provided for in the Registration Rights Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; provided that the enforceability hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing; and the Notes, the Guarantees and the Exchange Notes will conform in all material respects to the descriptions thereof in the Offering Memorandum.

(r) The limited liability company agreement of the General Partner (as amended, the “General Partner LLC Agreement”) has been duly authorized, executed and delivered by Alta Mesa Resources, LP, a Texas limited partnership (f/k/a Alta Mesa Resources, Inc., a Texas corporation) (“Alta Mesa Resources”) and High Mesa, Inc., a Delaware corporation (“High Mesa”), and is a valid and legally binding agreement of Alta Mesa Resources and High Mesa enforceable against both Alta Mesa Resources and High Mesa in accordance with their terms; the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited partnership agreement or other organizational documents, as applicable, of the Alta Mesa Subsidiaries (collectively, the “Subsidiary Operating Agreements” and, together with the Partnership Agreement, as amended to date, the “Operative Agreements”) have been duly authorized, executed and delivered by the Alta Mesa Entities that are parties thereto, as applicable, and are valid and legally binding agreements of the respective parties thereto, enforceable against the respective parties thereto in accordance with their terms; provided that, with respect to each agreement described in this Section 1(r), the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(s) Except as described in the Offering Memorandum, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Issuers and the Guarantors, threatened, against or involving any of the Issuers or Guarantors, or to which any of their properties are subject, which is reasonably likely to, individually or in the aggregate result in a Material Adverse Effect.

(t) There are no agreements, contracts, indentures, leases or other instruments that would be required to be described by the Securities Act in a registration statement on Form S-1 to be filed with the Commission, other than customary compensatory arrangements and employee benefit plans, and that is not so described in each Memorandum. All such contracts to which any of the Issuers or Guarantors is a party that are described in the Offering Memorandum have been duly authorized, executed and delivered by the Issuer or Guarantor that are parties thereto, constitute valid and binding agreements of the Issuer or Guarantor that are parties thereto and are enforceable against the Issuer or Guarantor that are parties thereto in accordance with the terms thereof, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing. To the knowledge of the Issuers and the Guarantors, no third party is in breach of or violation of, or in default under, any of such contracts, which default would, if continued, have a Material Adverse Effect.

(u) None of the Issuers or Guarantors is (i) in violation of (A) its certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws, or other organizational documents, or (B) any law, statute, ordinance, administrative or governmental rule or regulation applicable to it, the violation of which would have a Material Adverse Effect, or (C) any judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, the violation of which would have a Material Adverse Effect; or (ii) in breach or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other document or instrument (each of (ii)(A) and (ii)(B), an “Existing Instrument”) to which it is a party or by which any of its properties may be bound, which breach or default would have a Material Adverse Effect. To the knowledge of the Issuers and the Guarantors, no third party to any Existing Instrument is in default under any such Existing Instrument, which default would, if continued, have a Material Adverse Effect.

(v) The execution, delivery and performance by the Issuers and each Guarantor of this Agreement and the other Transaction Documents, the issuance and sale of the Notes (including the Guarantees) and the compliance by the Issuers and each Guarantor with all of the provisions of the Notes, the Exchange Notes, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over an Issuer or any Guarantor, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale of the Notes and by Federal and state securities laws with respect to the obligations of an Issuer or any Guarantor under the Registration Rights Agreement, (ii) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Issuers or Guarantors, (iii) conflicts with or will conflict with or constitute or will constitute a breach or violation of, or a default under, any Existing Instrument to which any of the Issuers or Guarantors is a party or by which any of their respective properties may be bound, (iv) violates or will violate any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to any of the Issuers or Guarantors or any of their properties or (v) results in or will result in the creation or imposition of any lien, encumbrance, security interest, equity, charge or claim upon any property or assets of any of the Issuers or Guarantors (other than the Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Issuers or Guarantors) pursuant to, or requires the consent of any other party to, any Existing Instrument (except as noted above), except in case of (i), (iii), (iv) or (v) above, for such consents that if not obtained or conflicts, breaches, defaults, liens, encumbrances, security interests, charges or claims that will not, individually or in the aggregate, result in a Material Adverse Effect.

(w) BDO USA LLP, the certified public accountants who have certified the audited financial statements of the Partnership (including the related notes thereto and supporting schedules) for the years ended December 31, 2015 and December 31, 2014 and incorporated by reference in the Offering Memorandum (or any amendment or supplement thereto), are to the Partnership’s knowledge, independent public accountants as required by the Securities Act and the Exchange Act. UHY LLP, the certified public accountants who have certified the audited financial statements of the Partnership (including the related notes thereto and supporting schedules) for the years ended December 31, 2013, December 31, 2012 and December 31, 2011 and incorporated by reference in the Offering Memorandum (or any amendment or supplement thereto), are to the Partnership’s knowledge, independent public accountants as required by the Securities Act and the Exchange Act.

(x) On September 30, 2016, the Partnership had, on the consolidated basis indicated in the Offering Memorandum (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements, together with related schedules and notes, incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the entities purported to be shown thereby on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial information included in each of the Preliminary Offering Memorandum and the Offering Memorandum has been derived from the accounting records of the Partnership and the Alta Mesa Subsidiaries and presents fairly the information shown.

(y) Except as disclosed in the Offering Memorandum (or any amendment or supplement thereto), since the date of the most recent financial statements of the Partnership in the Offering Memorandum (or any amendment or supplement thereto), (i) none of the Issuers or Guarantors has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) none of the Issuers or Guarantors has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, (iii) there has not been any change in the capital stock or long-term debt of the Partnership or any of the Alta Mesa Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Partnership on any class of equity interests, (iv) none of the Issuers or Guarantors is in default under the terms of any outstanding debt obligations, (v) there has not been any change in the capitalization or any material change in the indebtedness of any of the Issuers or Guarantors (other than in the ordinary course of business) and (vi) there has not been any Material Adverse Effect involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, prospects, properties, net worth or result of operations of the Issuers or Guarantors taken as a whole.

(z) The oil and natural gas reserve estimates of the Partnership and the Alta Mesa Subsidiaries as of September 30, 2016 and December 31, 2015 contained or incorporated by reference in the Preliminary Offering Memorandum, the Offering Memorandum and the Final Offering Memorandum are derived from a report prepared by the Partnership’s internal engineers and audited by Ryder Scott Company, L.P. (“Ryder Scott”), as set forth and to the extent indicated therein, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Partnership and the Alta Mesa Subsidiaries at September 30, 2016 and December 31, 2015, as applicable, and are in accordance, in all material respects, with Commission rules and guidelines that are currently in effect for oil and gas producing companies.

(aa) Ryder Scott has represented to the Partnership that they are independent petroleum engineers with respect to the Partnership for the periods set forth in the Preliminary Offering Memorandum, the Offering Memorandum and the Final Offering Memorandum.

(bb) At the Closing Date, each of the Issuers or Guarantors will have filed (or obtained extensions with respect to) all tax returns required to be filed, which returns will be complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

(cc) Except as set forth in the Offering Memorandum, there are no transactions, other than customary compensatory relationships, with “Affiliates” (as defined in Rule 405 promulgated under the Securities Act) or any officer, director or to the Partnership’s knowledge any security holder of the Issuers or Guarantors (whether or not an Affiliate) that would be required to be described by the Securities Act in a registration statement on Form S-1 to be filed with the Commission and that is not so described or incorporated by reference in each Memorandum. Additionally, no relationship, direct or indirect, exists between any of the Issuers or Guarantors on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Issuers or Guarantors on the other hand, that would be required to be described by the Securities Act in a registration statement on Form S-1 to be filed with the Commission and that is not so described or incorporated by reference in each Memorandum.

(dd) None of the Issuers or Guarantors is now, and after the sale of the Notes and application of the net proceeds from such sale as described in the Offering Memorandum under the caption “Use of Proceeds” none of them will be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(ee) Each of the Partnership or the Alta Mesa Subsidiaries has good and marketable title to, or have valid rights to lease or otherwise use, all property (real and personal) that is material to the respective businesses of the Partnership and the Alta Mesa Subsidiaries, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Offering Memorandum, (ii) Permitted Liens, (iii) restrictions set forth in the governing documents of the Issuers or Guarantors or (iv) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect. All oil and gas property held by the Issuers or Guarantors is held by them under valid, enforceable oil and gas leases subject only to exceptions as in the aggregate are not materially burdensome and do not have and will not result in a Material Adverse Effect.

(ff) The Partnership and the Alta Mesa Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as would not, individually or in the aggregate reasonable be expected to have a Material Adverse Effect.

(gg) Each of the Partnership and the Alta Mesa Subsidiaries has all permits, licenses, franchises, approvals, consents and other authorizations of governmental or regulatory authorities (hereinafter “Permit” or “Permits”) other than Permits related to Environmental Laws, as are necessary to own or lease its properties and to conduct its business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum, except where the failure to have obtained any such Permit has not had and will not have a Material Adverse Effect; and except as described in each of the Preliminary Offering Memorandum or as will not have a Material Adverse Effect, the Offering Memorandum and the Final Offering Memorandum, neither the Partnership nor any of its Subsidiaries has received notice of any revocation or modification of any such Permit has any reason to believe that any such Permit will not be renewed in the ordinary course.

(hh) The Issuers and the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, (iv) the recorded amount of assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum have been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The Partnership’s independent public accountants and the General Partner’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Partnership’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Partnership’s internal controls, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the Partnership’s audited financial statements included in the General Disclosure Package and the Offering Memorandum or at any time subsequent thereto.

(ii) There is and has been no failure on the part of the Issuers or any of the Issuers’, the General Partner’s or Alta Mesa Services, LP’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 with which any of them is required to comply.

(jj) Except as described in the Offering Memorandum, the Issuers and the Guarantors (i) are and, during the relevant time periods prior hereto specified in all applicable statutes of limitations, have been in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, ordinances, codes, orders and other legally enforceable requirements relating to the protection of human health and safety, natural resources or the environment or the prevention of pollution or the remediation of environmental contamination including, without limitation, contamination arising from hazardous, solid or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all Permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such Permit, except where such noncompliance with Environmental Laws, failure to receive required Permits or failure to comply with the terms and conditions of such Permits would not, individually or in the aggregate, have a Material Adverse Effect. None of the Issuers or the Guarantors are subject to any lawsuit, proceeding or other legal action or, to the best knowledge of the Issuers and the Guarantors, any investigation or formal information request, by or before any governmental or regulatory authority pursuant to any Environmental Law that would individually or in the aggregate, have a Material Adverse Effect, or have received any written notice of any actual or potential liability that would individually or in the aggregate, have a Material Adverse Effect, under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous, solid or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice. In the ordinary course of its business, each of the Issuers and the Guarantors conducts a periodic review of the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and any reasonably foreseeable liabilities to third parties). On the basis of such review and amount of its established reserves, each of the Issuers and the Guarantors has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(kk) The Partnership and its subsidiaries maintain insurance of such amounts and covering such risk as the Partnership reasonably considers adequate for its properties and the conduct of its business and is customary in the businesses in which they are engaged; and neither the Partnership nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in either case as would not have a Material Adverse Effect.

(ll) Except, in each case, as would not have a Material Adverse Effect, (i) any “employee benefit plans” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) to which the Issuers, the Guarantors or any of their respective “ERISA Affiliates” (as defined below) are a party to, or have any liability with respect to (collectively, the “Plans”), are in material compliance with ERISA and all other applicable state and federal laws; (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any of the Plans; (iii) the Plans, if they were to be terminated as of the Closing Date, would not have any “amount of unfunded benefit liabilities” (as defined in ERISA); (iv) none of the Issuers or the Guarantors, nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, the Plans or (ii) Sections 412, 430, 4971, 4975 or 4980B of the Internal Revenue Code of 1986 (as amended, the “Code”) or Section 302 of ERISA; (v) no failure to satisfy the minimum funding standard, as defined in Sections 412 and 430 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur with respect to any Plan; (vi) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies; and (vii) each “employee benefit plan” established or maintained by any Issuer or Guarantor or any of their respective ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification. As used herein, “ERISA Affiliate” means, with respect to any Issuer or Guarantor, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which such entity is a member.

(mm) No labor disturbance by or dispute with employees of the Issuers or any of their subsidiaries exists or, to the knowledge of the Issuers and each of the Guarantors, is contemplated or threatened and neither the Issuers nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Issuers or its subsidiaries, except as would not have a Material Adverse Effect.

(nn) None of the Issuers, any of their subsidiaries or any director, officer, or employee of the Issuers or any of their subsidiaries or, to the knowledge of the Issuers and each of the Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Issuers or any of their subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Issuers and their subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(oo) The operations of the Issuers and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Issuers or any of their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Issuers or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuers or any of the Guarantors, threatened.

(pp) Neither the Issuers nor any of their subsidiaries, directors, officers or employees, nor, to the knowledge of the Issuers or any of the Guarantors, any agent, or affiliate or other person associated with or acting on behalf of the Issuers or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are the Issuers, any of their subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Issuers will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Issuers and their subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(qq) Each of the Issuers and each Guarantor is not now nor after giving effect to the issuance of the Notes and the execution, delivery and performance of the Notes, the Guarantees or the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Preliminary Memorandum or the Offering Memorandum, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(rr) The Issuers and their Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) have not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum, the Offering Memorandum, the Pricing Supplement or any amendment or supplement thereto.

(ss) The statements set forth in the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes, and under the captions “Description of Certain Indebtedness” and “Certain United States Federal Income Tax Considerations” insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately summarize the subject matter thereof in all material respects.

(tt) No proceedings for the merger, consolidation, liquidation or dissolution of an Issuer or any Guarantor or the sale of all or a material part of the assets of the Partnership and its subsidiaries or any Guarantor or any material acquisition by an Issuer or any Guarantor are pending or contemplated.

(uu) Within the preceding six months, none of the Issuers or any of the Guarantors or any of their Affiliates has, directly or through any agent, made offers or sales of any security of the Issuers or any of the Guarantors, or solicited offers to buy or otherwise negotiated in respect of any securities of the Issuers or the Guarantors, that is or will be integrated with the sale of the Notes in a manner that would require registration under the Securities Act.

(vv) None of the Issuers, any Guarantor or any of their Affiliates has, directly or through any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(ww) None of the Issuers, any Guarantors, any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(xx) None of the Issuers, any Guarantor or any of their Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Issuers or any Guarantor to facilitate the sale or resale of the Notes; nor has the Issuers, any Guarantor or any of their Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of an Issuer (except as contemplated by this Agreement).

(yy) On the Closing Date, the Notes will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(zz) None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(aaa) Any statistical, demographic, market-related and similar data included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived.

(bbb) Except as disclosed in the Offering Memorandum, none of the persons who were officers or directors of the Issuers as of the date of the Offering Memorandum has given oral or written notice to the Issuers or any of the Alta Mesa Subsidiaries of his or her resignation (or otherwise indicated to the Issuers or any of the Alta Mesa Subsidiaries an intention to resign within the next 24 months), nor has any such officer or director been terminated by the Issuers or otherwise removed from his or her office or from the General Partner’s board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Issuers or their board of directors.

(ccc) None of the Issuers or any of the Alta Mesa Subsidiaries is party to any contract, arrangement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(ddd) The Issuers do not intend to treat any of the transactions contemplated by the Notes, the Guarantees or the Transaction Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Issuers determine to take any action inconsistent with such intention, it will promptly notify the Representative thereof. If the Issuers so notifies the Representative, the Issuers acknowledge that one or more of the Initial Purchasers may treat its purchase and resale of Notes as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Initial Purchaser or Initial Purchasers, as applicable, will maintain the lists and other records required by such Treasury Regulation.

2. Purchase, Sale and Delivery of the Notes.

(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell $500,000,000 aggregate principal amount of Notes, and each of the Initial Purchasers, severally and not jointly, agree to purchase from the Issuers the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto at a purchase price equal to 98.25% of the principal amount thereof (the “Purchase Price”) plus any accrued interest thereon from December 8, 2016 to the Closing Date. One or more certificates in definitive form or global form, as instructed by the Representative for the Notes that the Initial Purchasers have severally agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representative requests upon notice to the Issuers not later than one full business day prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Representative for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchasers duly paid, against payment by or on behalf of the Initial Purchasers of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account of the Issuers. Such delivery of and payment for the Notes shall be made at the offices of Vinson & Elkins L.L.P. (“Counsel for the Initial Purchasers”), 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760 at 10:00 A.M., New York City time, on December 8, 2016, such time and date of delivery against payment being herein referred to as the

“Closing Date.” The Issuers will make such certificate or certificates for the Notes available for examination by the Initial Purchasers at the offices of Counsel for the Initial Purchasers not later than 10:00 A.M., New York City time on the business day prior to the Closing Date.

(b) The Issuers acknowledge and agree that the Initial Purchasers may offer and sell Notes to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Notes purchased by it to or through any Initial Purchaser.

(c) The Issuers and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers and the Guarantors with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuers, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Issuers, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Issuers or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Issuers, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Issuers, the Guarantors or any other person.

3. Offering of the Notes and the Initial Purchasers’ Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represent and warrant to and agree with the Issuers that:

(a) It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).

(b) It will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A, (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers”, which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Notice to Investors.”

(c) It will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) under the Securities Act.

(d) With respect to offers and sales outside the United States:

(i) at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the date the Notes were originally issued, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S”; and

(ii) such Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b); accordingly, such Initial Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and such Initial Purchasers has complied and will comply with the offering restrictions requirements of Regulation S.

Terms used in this Section 3(d) have the meanings given to them by Regulation S.

4. Covenants of the Issuers. The Issuers covenant and agree with the Initial Purchasers that:

(a) The Issuers will prepare the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum in the form approved by the Representative and will not amend or supplement the Preliminary Memorandum, the Offering Memorandum or the Final Memorandum without first furnishing to the Representative a copy of such proposed amendment or supplement and will not distribute any Preliminary Memorandum, the Offering Memorandum, Final Memorandum or, in each case, any amendment or supplement thereto to which the Representative may reasonably object.

(b) The Issuers will furnish to the Initial Purchasers and to Counsel for the Initial Purchasers concurrently with the Time of Sale and during the period referred to in paragraph (c) below, without charge, as many copies of the Preliminary Memorandum and the Offering Memorandum and any amendments and supplements thereto as they reasonably may request.

(c) Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Partnership will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, if any event occurs or condition exists as a result of which the Preliminary Memorandum or the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Preliminary Memorandum or the Offering Memorandum, to comply with applicable law, the Issuers will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchasers, at their own expense, an amendment or supplement to the Preliminary Memorandum or the Offering Memorandum, so that the statements in the Preliminary Memorandum or the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Preliminary Memorandum or the Offering Memorandum, is delivered to a purchaser, be misleading or so that the Preliminary Memorandum or the Offering Memorandum, as amended or supplemented, will comply with applicable law; and (iii) supply any supplemented or amended the Preliminary Memorandum or the Offering Memorandum, to the Initial Purchasers and Counsel for the Initial Purchasers, without charge, in such quantities as may be reasonably requested.

(e) The Issuers will (i) cooperate with the Initial Purchasers to qualify the Notes and the Guarantees for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate and (ii) maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchasers. The Issuers will promptly advise the Initial Purchasers of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. None of the Issuers or any of the Guarantors shall be required to qualify as a foreign corporation or other entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or other entity.

(f) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, the Issuers will deliver to the Initial Purchasers such additional information concerning the business and financial condition of the Issuers and the Guarantors as the Initial Purchasers may from time to time request and whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event. The Issuers will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of an Issuer or any Guarantor by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Issuers become aware of any such decrease, notice or public announcement. The Issuers will also, for a period of three years from the Closing Date, deliver to the Initial Purchasers, as soon as available and without request, copies of any reports and financial statements furnished to or filed with the Commission or required to be delivered to the Trustee or holders of the Notes pursuant to the Indenture or otherwise; provided, however, that if such reports or financial statements are publically available on the Commission’s EDGAR database, delivery to the Initial Purchasers shall not be required.

(g) During the period of one year after the Closing Date, the Issuers will not, and will not permit any of their Affiliates to, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act.

(h) Except as contemplated in the Registration Rights Agreement, none of the Issuers or any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective affiliates, as to which no statement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

(i) None of the Issuers or any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective affiliates, as to which no statement is made), will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Rule 5.02(c) of Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(j) None the Issuers or any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective affiliates, as to which no statement is made), will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.

(k) None of the Issuers or any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective affiliates, as to which no statement is made), will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities that is or will be integrated with the Notes, in a manner which would require the registration under the Securities Act of the Notes.

(l) So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Issuers are not then subject to Section 13 or 15(d) of the Exchange Act, the Issuers will provide at their expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)

(m) The Issuers will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Preliminary Memorandum and the Offering Memorandum.

(n) Until completion of the distribution, neither the Issuers nor any of their Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Notes.

(o) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF OR THE DATE OF ANY SUBSEQUENT REOPENING OF THE NOTES AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER OR AN ISSUER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

(p) The Issuers and each of the Guarantors will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of an Issuer or warrants to purchase debt securities issued or guaranteed by the

Issuers or any of the Guarantors and having a tenor of more than one year (other than the Notes offered pursuant to this Agreement) for a period of 90 days after the date hereof, without the prior written consent of Wells Fargo Securities, LLC.

(q) The Issuers will, promptly after they have notified the Representative of any intention by the Issuers to treat the Transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), deliver a duly completed copy of IRS Form 8886 or any successor form to the Representative.

5. Expenses.

(a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Issuers and the Guarantors will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers’ and Guarantors’ counsel, independent accountants and reserve engineers in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivery of copies requested by the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) all document production charges and expenses of counsel to the Initial Purchasers (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all costs and expenses of the Issuers relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, out-of-pocket expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Issuers and the Guarantors, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Issuers and the

Guarantors hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 5 and Section 7 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

(b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchasers, the Issuers will reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

6. Conditions to the Initial Purchaser’s Obligations. The obligations of the several Initial Purchasers to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Issuers and the Guarantors in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Issuers’ and Guarantors’ officers made pursuant to the provisions hereof, to the performance by the Issuers of their covenants and agreements hereunder and to the following additional conditions:

(a) The Initial Purchasers shall have received an opinion and 10b-5 statement, dated the Closing Date, of Haynes and Boone, LLP, counsel for the Issuers, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit A hereto.

(b) The Initial Purchasers shall have received an opinion and 10b-5 statement, dated the Closing Date, of the Counsel for the Initial Purchasers with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchasers may reasonably require, and the Issuers shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(c) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers, from each of UHY LLP and BDO USA, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum; provided that the letters shall use a “cut-off date” within three days of the date of such letter and that their procedures, shall extend to financial information in the Final Memorandum not contained in the Preliminary Memorandum. References to the Offering Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(d) On the date of this Agreement and on the Closing Date, Ryder Scott shall have furnished to the Representative, at the request of the Issuers, reserve report confirmation letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in such letters to underwriters with respect to the reserve and other operational information contained in the Preliminary Offering Memorandum, the Offering Memorandum and the Final Offering Memorandum.

(e) (i) None of Partnership nor any of its subsidiaries, shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Memorandum and the Offering Memorandum (exclusive of any amendment or supplement thereto), any material loss or interference with their respective businesses or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth or incorporated by reference in the Preliminary Memorandum and the Offering Memorandum (exclusive of any amendment or supplement thereto); and (ii) since the respective dates as of which information is given in the Preliminary Memorandum and the Offering Memorandum, there shall not have been any material change in the capital stock or material increase in the long-term debt of Partnership and its subsidiaries, or any material change in or effect on or any development having a prospective change in or effect on the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or management of Partnership and its subsidiaries, whether or not in the ordinary course of business, otherwise than as set forth or incorporated by reference in each such Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to market the Notes on the terms and in the manner described in the Preliminary Memorandum and the Offering Memorandum (exclusive of any amendment or supplement thereto).

(f) None of the information set forth in the sections of the Offering Memorandum entitled “Use of Proceeds” and “Description of Certain Indebtedness” shall have materially changed, nor shall there have been any material change in the information with respect to the directors and officers of the Issuers from what is set forth in the section of the Offering Memorandum entitled “Management,” if the effect of any such change, individually or in the aggregate, in the sole judgment of the Representative makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner described in the Offering Memorandum, exclusive of any amendment or supplement thereto.

(g) The Initial Purchasers shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers, of the Chief Executive Officer and the Chief Financial Officer of General Partner as to the accuracy of the representations and warranties of the Issuers and the Guarantors in this Agreement at and as of the Closing Date; that the Issuers and the Guarantors have performed all covenants and agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Sections 6(e), (f) and (i).

(h) Subsequent to the date hereof, there shall not have been any decrease in the rating of the Notes or any of the Issuers’ other debt securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission in Section 3(a)(62) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of the Notes or any of the Issuers’ other debt securities or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes.

(i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(j) The Notes shall be eligible for clearance and settlement through the Depository Trust Company.

(k) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Issuers and the Guarantors.

(l) On or before the Closing Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Issuers and the Guarantors.

7. Indemnification and Contribution.

(a) The Issuers and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers,

employees, agents and affiliates and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Offering Memorandum, any Issuer Written Communication or the Final Memorandum (or any amendment or supplement thereto); or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the Offering Memorandum, any Issuer Written Communication or the Final Memorandum (or any amendment or supplement thereto) a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse each Initial Purchaser and each such other person for any legal or other expenses reasonably incurred by such Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Offering Memorandum, any Issuer Written Communication or the Final Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchasers through the Representative specifically for use therein as set forth in Section 11 hereof.

(b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Issuers and the Guarantors and their respective Affiliates, directors, officers, and employees and each person, if any, who controls any of the Issuers or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers, the Guarantors or any such Affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Offering Memorandum, any Issuer Written Communication or the Final Memorandum (or any amendment or supplement thereto), or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the Offering Memorandum, any Issuer Written Communication or the Final Memorandum (or any amendment or supplement thereto) a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchasers through the Representative specifically for use therein as set forth in

Section 11 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Issuers or the Guarantors or any such Affiliates, directors or officers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.

(c) Promptly after receipt by any person to whom indemnity may be available (the “indemnified party”) under this Section 7(a) and 7(b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought (the “indemnifying party”) under this Section 7(a) and Section 7(b), notify such indemnifying party of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may otherwise have to such indemnified party under this Section 7, except to the extent it has been materially prejudiced by such failure. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) such indemnifying party does not promptly retain counsel satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchasers from the Issuers in connection with the purchase of the Notes hereunder as set forth in the Final Memorandum. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Guarantors or the Initial Purchasers, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation (even if the Initial Purchasers were treated as one entity for such purpose) that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by such Initial Purchaser from the Issuers in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ respective obligations to contribute hereunder are several in proportion to their respective obligations to purchase Notes as set forth on Schedule I hereto and not joint. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as such Initial Purchaser, and each affiliate, director or officer of the Issuers or any Guarantor and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers and the Guarantors.

(e) The obligations of the Issuers and the Guarantors under this Section 7 shall be in addition to any obligations or liabilities which the Issuers and the Guarantors may otherwise have and the obligations of the respective Initial Purchasers under this Section 7 shall be in addition to any obligations or liabilities which the Initial Purchasers may otherwise have.

8. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, the Guarantors, their respective officers, and the several Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, the Guarantors, their respective officers or directors or any controlling person referred to in Section 7 hereof or any Initial Purchaser and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

9. Termination.

(a) The Representative may terminate this Agreement with respect to the Notes by notice to the Issuers at any time on or prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on their part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the NASDAQ National Market or in the over-the-counter market, or trading in any securities of the Issuers on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) a banking moratorium shall have been declared by New York, North Carolina or federal authorities or (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets, currency exchange rates or controls or the international financial markets that, in the case of any event described in this clause (iv), in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as disclosed in the Preliminary Memorandum or the Offering Memorandum, exclusive of any amendment or supplement thereto.

(b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

10. Defaulting Initial Purchasers.

(a) If, on the Closing Date, any Initial Purchaser defaults in its obligation to purchase Notes under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the “Remaining Notes”) in the respective proportions that the principal amount of the Notes set opposite the name of each non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of the Notes set opposite the names of all the non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on the Closing Date, and no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the amount of Notes that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Notes with 36 hours after any Initial Purchaser defaults in its obligation to purchase Notes under this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuers, except that the Issuers will continue to be liable for the payment of expenses to the extent set forth herein.

(b) Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, the Issuers or the Representative may postpone the Closing Date for up to five full business days in order to effect any changes in the Notes, the Guarantees or the Transaction Documents or in any other document or arrangement that, in the opinion of counsel for the Issuers or Counsel for the Initial Purchasers, may be necessary.

11. Information Supplied by Initial Purchasers. The following statements under the heading “Plan of Distribution” in the Preliminary Memorandum and the Offering Memorandum, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 1(a) and 7 hereof: (i) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the seventh paragraph under such caption and (ii) the information regarding market making by the Initial Purchasers appearing in the sixth paragraph under such caption.

12. Notices. All communications hereunder shall be in writing and, if sent to any of the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Representative, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: High Yield Capital Markets, with a copy (which shall not constitute notice) to Vinson & Elkins, 1001 Fannin Street, Houston, Texas 77002, Attention: Jim Prince, and if sent to the Issuers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Issuers at Alta Mesa Holdings, LP, Attention: Harlan H. Chappelle, 15021 Katy Freeway, Suite 400, Houston, Texas 77094, facsimile number (281) 530-5278, with a copy (which shall not constitute notice) to Haynes and Boone, LLP, 1221 McKinney Street, Suite 2100, Houston, Texas 77010, Attention: William B. Nelson.

13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Initial Purchasers, the Issuers and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the several Initial Purchasers, the Issuers and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Issuers and the Guarantors contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control any Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 7 of this Agreement shall also be for the benefit of the Affiliates, directors and officers of the Issuers and the Guarantors, and any person or persons who control the Issuers or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from any Initial Purchaser shall be deemed a successor to such Initial Purchaser because of such purchase.

14. Applicable Law. This Agreement shall be governed by the laws of the State of New York.

15. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is exclusive, and the Issuers and the Guarantors hereby consent to the jurisdiction of such courts.

(b) Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 12 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

(c) Each of the Issuers and the Guarantors hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Issuers and the Guarantors agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which it is or may be subject, by suit upon such judgment.

16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of each Issuers and each Guarantor in respect of any sum due from them to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, each Issuer and each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Issuers and the Guarantors (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Issuers, the Guarantors and the Initial Purchasers.

Very truly yours,

ALTA MESA HOLDINGS, LP

By:	Alta Mesa Holdings GP, LLC,
as general partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
Chief Executive Officer

ALTA MESA FINANCE SERVICES CORP.

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
Chief Executive Officer

[Signature Page to Purchase Agreement]

GUARANTORS:

ARI DEVELOPMENT, LLC

ALTA MESA GP, LLC

ALTA MESA ACQUISITION SUB, LLC

ALABAMA ENERGY RESOURCES LLC

ALTA MESA ENERGY LLC

AM IDAHO LLC

AM MICHIGAN LLC

AMH ENERGY NEW MEXICO, LLC

CAIRN ENERGY USA, LLC

LOUISIANA ONSHORE PROPERTIES LLC

TEA ENERGY SERVICES, LLC

THE MERIDIAN PRODUCTION, LLC

THE MERIDIAN RESOURCE, LLC

THE MERIDIAN RESOURCE & EXPLORATION LLC

TMR DRILLING, LLC

VIRGINIA OIL AND GAS, LLC

Each by:	/s/ Harlan H. Chappelle Harlan H. Chappelle Chief Executive Officer

ARANSAS RESOURCES, L.P.

BUCKEYE PRODUCTION COMPANY, LP

LOUISIANA EXPLORATION & ACQUISITIONS, LP

NAVASOTA RESOURCES, LTD., LLP

NUECES RESOURCES, LP

OKLAHOMA ENERGY ACQUISITIONS, LP

TEXAS ENERGY ACQUISITIONS, LP

GALVESTON BAY RESOURCES, LP

PETRO ACQUISITIONS, LP

PETRO OPERATING COMPANY, LP

ALTA MESA SERVICES, LP

Each by: Alta Mesa GP, LLC

By:	/s/ Harlan H. Chappelle Harlan H. Chappelle Chief Executive Officer

[Signature Page to Purchase Agreement]

Accepted as of the date hereof.

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves
and the several Initial Purchasers named
in Schedule I hereto

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Jeremy Burge
Name: Jeremy Burge
Title: Director

[Signature Page to Purchase Agreement]

SCHEDULE I

INITIAL PURCHASERS

Initial Purchaser	Aggregate Principal Amount of Notes to be Purchased from the Issuers
Wells Fargo Securities, LLC	$230,000,000
Capital One Securities, Inc.	$60,000,000
Natixis Securities Americas LLC	$60,000,000
ING Financial Markets LLC	$40,000,000
Citigroup Global Markets Inc.	$30,000,000
Morgan Stanley & Co. LLC	$30,000,000
TD Securities (USA) LLC	$30,000,000
BOK Financial Securities, Inc.	$20,000.000
Total	$500,000,000

S-I-1

SCHEDULE II

SUBSIDIARY GUARANTORS

ARI DEVELOPMENT, LLC, a Delaware limited liability company

ALTA MESA GP, LLC, a Texas limited liability company

ALTA MESA ACQUISITION SUB, LLC, a Texas limited liability company

ALABAMA ENERGY RESOURCES LLC, a Texas limited liability company

ALTA MESA ENERGY LLC, a Texas limited liability company

AM IDAHO LLC, a Texas limited liability company

CAIRN ENERGY USA, LLC, a Delaware limited liability company

LOUISIANA ONSHORE PROPERTIES LLC, a Delaware limited liability company

THE MERIDIAN PRODUCTION, LLC, a Texas limited liability company

THE MERIDIAN RESOURCE, LLC, a Delaware limited liability company

THE MERIDIAN RESOURCE & EXPLORATION LLC, a Delaware limited liability company

TMR DRILLING, LLC, a Texas limited liability company

VIRGINIA OIL AND GAS, LLC, a Delaware limited liability company

AM MICHIGAN LLC, a Texas limited liability company

AMH ENERGY NEW MEXICO, LLC, a Texas limited liability company

TEA ENERGY SERVICES, LLC, a Texas limited liability company

ARANSAS RESOURCES, L.P., a Texas limited partnership

BUCKEYE PRODUCTION COMPANY, LP, a Texas limited partnership

LOUISIANA EXPLORATION & ACQUISITIONS, LP, a Texas limited partnership

NAVASOTA RESOURCES, LTD., LLP, a Texas limited liability partnership

NUECES RESOURCES, LP, a Texas limited partnership

OKLAHOMA ENERGY ACQUISITIONS, LP, a Texas limited partnership

TEXAS ENERGY ACQUISITIONS, LP, a Texas limited partnership

GALVESTON BAY RESOURCES, LP, a Texas limited partnership

PETRO ACQUISITIONS, LP, a Texas limited partnership

PETRO OPERATING COMPANY, LP, a Texas limited partnership

ALTA MESA SERVICES, LP, a Texas limited partnership

SCHEDULE III

PRICING TERM SHEET

Attached

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

$500,000,000

Alta Mesa Holdings, LP

Alta Mesa Finance Services Corp.

7.875% Senior Notes due 2024

December 2, 2016

Pricing Supplement dated December 2, 2016 to the Preliminary Offering Memorandum dated November 30, 2016.

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. Capitalized terms used below have the meanings given in the Preliminary Offering Memorandum.

The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

Principal Amount:	$500,000,000 (increased from $450,000,000)

Gross Proceeds:	$500,000,000

Title of Securities:	7.875% Senior Notes due 2024 (the “Notes”)

Distribution:	144A/Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

Final Maturity Date:	December 15, 2024

Issue Price:	100%, plus accrued interest, if any, from December 8, 2016

Coupon:	7.875%

Yield to Maturity:	7.875%

Interest Payment Dates:	December 15 and June 15

Record Dates:	December 1 and June 1

First Interest Payment Date:	June 15, 2017

Trade Date:	December 2, 2016

Settlement Date:	December 8, 2016 (T+4). We expect that delivery of the notes will be made to investors on or about December 8, 2016, which will be the fourth business day following the date of this term sheet (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this term sheet or the next succeeding business day should consult their advisors.

Optional Redemption Call Schedule:

On or after	Percentage
December 15, 2019	105.906%
December 15, 2020	103.938%
December 15, 2021	101.969%
December 15, 2022 and thereafter	100.000%

Optional Make-Whole Redemption:	Make-whole redemption prior to December 15, 2019, as described in the Preliminary Offering Memorandum

Equity Claw:	Up to 35% prior to December 15, 2019 at a redemption price of 107.875% of the principal amount of the Notes

Identification Numbers:

144A:	CUSIP:	021332 AE1
	ISIN:	US021332AE17
Reg S:	CUSIP:	U02051 AC1
	ISIN:	USU02051AC11

Initial Purchasers:	Wells Fargo Securities, LLC, Capital One Securities, Inc., Natixis Securities Americas LLC, ING Financial Markets LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, TD Securities (USA) LLC and BOK Financial Services, Inc.

Book-Running Managers:	Wells Fargo Securities, LLC, Capital One Securities, Inc., Natixis Securities Americas LLC, ING Financial Markets LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and TD Securities (USA) LLC

Co-Manager:	BOK Financial Services, Inc.

Changes from Preliminary Offering Memorandum:	The following changes will be made to the Preliminary Offering Memorandum:

Revised Borrowing Base Disclosure

As a result of the increase in the principal amount of notes offered to $500 million, the borrowing base under the Company’s senior secured revolving credit facility will be revised from $300 million to $287.5 million. References to the borrowing base in the Preliminary Offering Memorandum are hereby modified accordingly.

Revised Use of Proceeds Disclosure

The first two sentences of the disclosure under “Summary—The Offering—Use of Proceeds” on page 19 and each other location where it appears in the Preliminary Offering Memorandum is amended to read as follows:

We estimate that the net proceeds of this offering will be approximately ~~$442 million~~ $491 million, after deducting the initial purchasers’ discount and our estimated offering expenses. We intend to use the proceeds of this offering~~, together with cash on hand,~~ to fund the purchase of our 2018 Notes in the Tender Offer and the redemption of any of our 2018 Notes that remain outstanding after consummation of the Tender Offer and to repay a portion of our existing indebtedness under our senior secured revolving credit facility.

Revised Capitalization Disclosure

The following numbers in the “As Further Adjusted” column under and the footnotes to “Capitalization” on page 53 and each other location where they appear in the Preliminary Offering Memorandum are amended to read as follows:

	As of September 30, 2016
	As Further Adjusted
Cash and cash equivalents(1)	$49,355

Debt:

Senior secured revolving credit facility(2)	$38,924	(3)
Second lien senior secured term loan	—
9.625% senior notes due 2018(4)	—
Subordinated founder notes	26,652
% senior notes due 2024	500,000
Total debt, includes founder notes	565,576
Partners’ equity (deficit)	1,990

Total capitalization	$567,566

(1)	Actual includes short-term restricted cash of approximately $92 million held in a control account as of September 30, 2016, which restrictions have been removed since such date. As of November 21, 2016, we had cash and cash equivalents of $29 million.

(2)	After giving effect to the transactions above and the outstanding letters of credit reimbursement obligations, we would have had approximately $240.6 million of additional borrowing capacity available under our senior secured revolving credit facility based on a revised borrowing base of $287.5 million, as adjusted for the issuance of the notes.

(3)	We also have $8 million of outstanding letters of credit reimbursement obligations.

(4)	Promptly following and subject to the issuance of the notes offered hereby, we intend to exercise our right to optionally redeem any 2018 Notes not purchased in the Tender Offer pursuant to the terms of the indenture governing the 2018 Notes.

Revised Description of Notes Disclosure

The covenant described in the Preliminary Offering Memorandum under “Description of Notes—Certain Covenants—Limitation on Restricted Payments” will be amended to make the highlighted changes shown below in clause (11) of the second paragraph of such covenant, which appears on p. 132 of the Preliminary Offering Memorandum:

(11) dividends paid or distributions made by the Company, or purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock of the Company, within 60 days after ~~the Issue Date~~ October 13, 2010 from proceeds of the issuance of the Company’s 9 5/8% Senior Notes due 2018 in an aggregate amount not to exceed $50.0 million; and

Other information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent effected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these Notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.